UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On May 17, 2021, Clear Channel Worldwide Holdings, Inc. (“CCWH”), a subsidiary of Clear Channel Outdoor Holdings, Inc. (the “Company”), directed U.S. Bank National Association, as trustee of CCWH’s 9.25% Senior Notes due 2024 (the “Existing Notes”), to deliver a conditional notice of redemption (the “Notice”) to the holders of the Existing Notes to redeem all of the outstanding $961,525,000 aggregate principal amount of the Existing Notes. The redemption is conditioned on the successful completion of one or more debt refinancing transactions and the receipt of net proceeds from those transactions in an amount sufficient to pay the redemption prices. The conditional notice of redemption may be rescinded or amended under certain circumstances.

This Current Report on Form 8-K does not constitute a notice of redemption and is qualified in its entirety by reference to the Notice.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 17, 2021, the Company issued a press release announcing the pricing of $1,050,000,000 aggregate principal amount of 7.500% Senior Notes due 2029 (the “Notes”). The issuance and sale of the Notes is expected to be completed on June 1, 2021, subject to customary closing conditions. A copy of the press release announcing the pricing of the Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In connection with the pricing of the Notes, on the same date, the Company entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, the guarantors named therein (collectively, the “Guarantors”), and Morgan Stanley & Co. LLC, as representative of the several initial purchasers, relating to the sale of the Notes. The Purchase Agreement contains customary representations, warranties and agreements by the Company and Guarantors, customary conditions to closing, indemnification obligations of the Company and the Guarantors (including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”)), other obligations of the parties and termination provisions.

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Any statements that refer to or implicate future events, including with respect to any future debt refinancing transactions and the ultimate satisfaction or non-satisfaction of the conditions to the redemption, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc. on May 17, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: May 18, 2021	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer